EXHIBIT 23(A)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Post Effective Amendment to the Registration Statement on Form S-8 (Registration No. 333-87973) of our report dated March 27, 2001 on the financial statements included in the 2000 annual report on Form 10-KSB of I.D. Systems, Inc.




/s/ RICHARD A. EISNER & COMPANY, LLP

New York, New York
July 16, 2001